UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C.


                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported) OCTOBER 29, 2004
                                                         ----------------


                        MEDIANET GROUP TECHNOLOGIES, INC.
                        ---------------------------------
             (Exact name of registrant as specified in its charter)


           NEVADA                    0-32307                    13-4067623
           ------                    -------                    ----------
(State or other jurisdiction       (Commission                 (IRS Employer
      of incorporation)            File Number)              Identification No.)


                5100 W. COPANS ROAD, SUITE 710, MARGATE, FL 33063
               --------------------------------------------------
               (Address of Principal Executive Office) (Zip Code)


         Registrant's telephone number, including area code 954-974-5818
                                                            ------------


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On October 29, 2004, the Board of Directors of MediaNet Group Technologies, Inc. (the "Company") authorized the establishment of a stock option program for key personnel of the Company. The Company authorized 350,000 shares to be granted during the next five years, the share price will be set at the time of each granting.

On October 29, 2004, the Company granted to two directors and to one key person of the Company, a total of 90,000 options to purchase shares of the Company's common stock with an exercise price of $0.51 per share, which represents the closing price per share of the Company's common stock on October 29, 2004. These 90,000 options have an expiration date of October 31, 2009 and vest over a two year period as follows:

                           Options      Date Exercisable
                           -------      ----------------

                           30,000       October 29, 2004
                           30,000       October 29, 2005
                           30,000       October 29, 2006

The options were granted pursuant to the Company's Incentive and Non-Statutory Stock Option Plan which is filed herewith as Exhibit 99.1.


ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

     (a)  Financial statements.

          Not Applicable.

     (b)  Pro forma financial information.

          Not Applicable.

     (c)  Exhibits.

          99.1       INCENTIVE AND NON-STATUTORY STOCK OPTION PLAN


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
                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        MEDIANET GROUP TECHNOLOGIES, INC.

Date: December 22, 2004
                                        /s/ Martin Berns
                                        ----------------
                                        Martin Berns
                                        President and Chief Executive Officer





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